Exhibit 10.2
HARRIS INTERACTIVE INC.
RESTRICTED STOCK AGREEMENT
(Non-Employee Director)
     This Agreement is made effective on ____________, between HARRIS INTERACTIVE INC., a Delaware Corporation (the “Company”), and ____________(“Participant”).
     WHEREAS, the Company maintains the Harris Interactive Inc. Long-Term Incentive Plan (the "Plan”), which is incorporated into and forms a part of this Agreement, and
     WHEREAS, the Participant has been selected by the committee administering the Plan (the "Committee”) to receive a Restricted Stock Award under the Plan;
     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:
     1.     Award.
          (a)     Grant. The Participant is hereby granted ____________shares (the “Restricted Stock”) of the Company’s common stock, par value $.001 per share (“Stock”), which shall be issued as hereinafter provided in Participant’s name subject to certain restrictions thereon. Participant hereby accepts the Restricted Stock subject to the terms and conditions of this Agreement.
          (b)     Plan Incorporated. Participant acknowledges receipt of a copy of the Plan and agrees that this award of Restricted Stock shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.
     2.     Risk of Forfeiture (“Forfeiture Restrictions”).
          (a)     Forfeiture Due to Termination of Service. Subject to Section 3(b), should either a Date of Termination or a violation of Section 7 occur prior to any of the vesting dates provided in Section 3, Participant shall forfeit the right to receive the Restricted Stock that would otherwise have vested on such respective dates.
          (b)     Restrictions on Transfer. Neither the Restricted Stock nor any of it may not be voluntarily or involuntarily sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of until such time as the restrictions contained in Section 2 lapse as to the applicable Restricted Stock and it is fully vested. Upon any violation of this restriction, the Restricted Stock not theretofore vested shall be forfeited.
     3.     Lapse of Forfeiture Restrictions.
          (a)     Vesting. Subject to Section 2, ______of the Restricted Stock shall vest on each of ____________.

          (b)     Change in Control. If a Change in Control (as defined in the Plan) shall occur, then immediately all non-vested Restricted Stock, not previously forfeited, shall fully vest and all Forfeiture Restrictions with respect to such shares shall lapse.
          (c)     Delivery of Certificates. Restricted Stock with respect to which the forfeiture restrictions have lapsed shall cease to be subject to any restrictions except as provided in Section 4(c), and the Company shall deliver to Participant a certificate representing the shares as to which the Forfeiture Restrictions have lapsed.
     4.     Custody of Restricted Stock.
          (a)     Custody. One or more certificates evidencing the Restricted Stock shall be issued by the Company in Participant’s name, or at the option of the Company, in the name of a nominee of the Company. The Company may cause the certificate or certificates to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement. Upon request of the Committee, Participant shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Stock then subject to the Forfeiture Restrictions.
          (b)     Additional Securities as Restricted Stock. Any securities received as the result of ownership of Restricted Stock, including without limitation, warrants, options, and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization (all such securities to be considered “Restricted Stock” for all purposes under this Agreement), shall be held in custody in the same manner and subject to the same conditions as the Restricted Stock with respect to which they were issued. Participant shall be entitled to direct the Company to exercise any warrant or option received and considered Restricted Stock hereunder upon supplying the funds necessary to do so, in which event securities so purchased shall constitute Restricted Stock. In the event any Restricted Stock at any time consists of a security by its terms or otherwise convertible into or exchangeable for another security at the election of the older thereof, Participant may exercise such right of conversion or exchange in the event the failure to exercise or delay in exercising such right would result in its loss or diminution of value, and any securities so acquired shall be deemed Restricted Stock. In the event of any change in certificates evidencing Restricted Stock by reason of any recapitalization, reorganization or other transaction which results in a creation of Restricted Stock the Company is authorized to deliver to the issuer the certificate evidencing the Restricted Stock in exchange for a replacement certificate, which shall be deemed to be Restricted Stock.
          (c)     Delivery to Participant. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause certificate(s) for the vested Restricted Stock to be issued in the name of Participant in exchange for the certificate evidencing the previously Restricted Stock. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements of any regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any securities exchange.

     5.     Status of Stock.
          (a)     Rights as Stockholder. Subject to the restrictions contained herein, the Participant shall have all voting and ownership rights applicable to the Restricted Stock, including the right to receive dividends, whether or not such Restricted Stock is vested and unless and until the Restricted Stock is forfeited pursuant to the provisions of this Agreement.
          (b)     Compliance with Securities Laws. Participant agrees that the Restricted Stock will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Participant also agrees (i) that the legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws may be applicable to the Restricted Stock, (ii) that the Company may refuse to register the transfer of the Restricted Stock on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law, and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Stock.
     6.     Relationship to Company.
     (a)     The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganization or other changes in the Company’s capital structure or its business, or any merger or consolidation of Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding , whether of a similar character or otherwise.
     (b)     No Guarantee of Service. This Restricted Stock Agreement shall not confer upon Participant any right with respect to continuance of service on the Board of Directors of the Company, nor shall it interfere in any way with any right the Company, or its directors or stockholders, would otherwise have to terminate such Participant’s service at any time.
     Non-Competitive Agreement. In consideration of, and as a condition to, the award and in consideration of the other rights and privileges of Participant with the Company, Participant agrees that during the term of Participant’s services as a member of the Board of Directors of the Company, Participant shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner (except as owner of less than 1% of the shares of the publicly traded stock of a corporation) of any entity, compete in any manner with the Company. Furthermore, Participant agrees that, for a period of one year after voluntary termination of his service on the Board of Directors of the Company, Participant shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner (except as owner of less than 1% of the shares of the publicly traded stock of a corporation) of any entity, solicit or otherwise deal in any way with any of the clients or customers of the Company of which Participant had knowledge as of the time of Participant’s voluntary termination of service (including any client to whom the Company has sold services or products in the two years prior to termination and any prospective client or customer for whom a bid has been prepared within the previous six months) with respect to any services or products competitive with those of the Company. Participant acknowledges that the Company’s legal remedies for a breach of this provision shall be inadequate, that the Company shall be entitled to obtain injunctive relief to enforce this provision, and that the Company’s rights to enforce this agreement shall survive vesting and/or forfeiture of the

Restricted Stock. If any part of this Section 7 shall be deemed illegal or unenforceable, this section shall be deemed modified and then enforced to the greatest extent legally enforceable.
     8.     Committee’s Powers. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee’s rights to make certain determinations and elections with respect to the Restricted Stock.
     9.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors and assigns of the Company and all persons lawfully claiming under Participant.
     10.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     11.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
     IN WITNESS WHEREOF , the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Participant has executed this Agreement, all effective as of the date of first above written.
HARRIS INTERACTIVE INC.

(Participant)
By:

Title: